Exhibit 10(i)

CONSENT OF INDEPENDENT AUDITORS’

To the Board of Directors of
C.M. Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No. 10 to Registration Statement No. 33-45122 on Form N-4 of our report dated February 14, 2000 on our audit of Panorama Plus Separate Account as of December 31, 1999 and for the year then ended, and of our report dated February 1, 2000, on our audit of the statutory financial statements of C.M. Life Insurance Company as of December 31, 1999 for the year then ended, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption “Experts” appearing in the Statement of Additional Information.

DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 24, 2000